SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2010

CrowdGather, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52143	20-2706319
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20300 Ventura Blvd. Suite 330, Woodland Hills, CA 91364
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (818) 435-2472

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Website and Domain Name Acquisition Agreement

On March 12, 2010, CrowdGather, Inc., a Nevada corporation (the “Registrant”), entered into a Website and Domain Name Acquisition Agreement (“Agreement”) with Phil Santoro (“Santoro”) pursuant to which the Registrant acquired the websites and domain names (“Websites”) set forth below:

•	http://www.freeforums.org;
•	http://www.freeforums-dev.org; and
•	http://www.freeforums-inc.org.

The Agreement also provides that the Registrant acquires all associated software used in building the websites set forth below, along with the associated users lists,  databases, add-ons installed with these forums and associated accounts for these websites.

The total purchase price of the Websites is $1,000,000, which consists of $600,000 payable to Santoro in cash at closing and $400,000 payable to Santoro in shares of the Registrant’s common stock (“Shares Payment”). The Shares Payment of 258,065 shares of common stock was calculated by dividing $400,000 by $1.55, the closing price of the Registrant’s common stock as of March 12, 2010. The 258,065 shares of common stock will be issued to Santoro in a transaction which the Registrant believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the Securities and Exchange Commission.

The Agreement also provides for payment of conditional traffic bonus compensation in the form of an additional $200,000 payable to Santoro in shares of the Registrant’s common stock, using the 20-day volume weighted average price of the Registrant’s common stock, the 20th day of which shall be the trading day immediately preceding the one year anniversary date of March 12, 2010.  The additional payment will only be due to Santoro if, during the next twelve months, the average monthly visitor traffic to the Websites is greater than or equal to 59.13 million monthly page views, as measured by Google analytics.

The Agreement further provides that in the event the Registrant files a registration statement with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, Santoro has the right to request that the Registrant include in that registration statement the shares pf common stock then held by Santoro.

A copy of the Agreement is attached hereto as Exhibit 10.1. This brief description of the Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Agreement as attached as Exhibit 10.1.

Put Option Agreement

In connection with the Agreement, the Registrant and Santoro entered into a separate put option agreement, in the form attached hereto as Exhibit 10.2 (“Put Option Agreement”). The Put Option Agreement provides that, within ten days of the earlier of (i) the date that the shares become eligible to be sold pursuant to Rule 144 or (ii) the date that the shares may be sold pursuant to an effective registration statement, Santoro has the option to put to the Registrant, the 258,065 shares comprising the Shares Payment in exchange for $150,000, payable in monthly payments of $30,000 over a five-month period with no interest. This brief description of the Put Option Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Put Option Agreement as attached as Exhibit 10.2.

Services Agreements

Concurrently with the closing of the Agreement, the Registrant entered into Services Agreements engaging Matt Fiegl, Graham Frank and Aaron Berck (each shall hereinafter be referred to as a “Consultant”) as independent contractors to operate the Websites (“Services Agreements”). Each of the Services Agreements provides for minimum terms of four months, monthly compensation and payment of conditional signing bonus compensation in the form of an additional $10,000 in shares of the Registrant’s common stock, payable to each Consultant, using the 20-day volume weighted average price of the Registrant’s common stock, the 20th day of which shall be the trading day immediately preceding March 12, 2010. The conditional signing bonus payment will only be due to each Consultant if the following occurs: (i) Santoro elects to compensate each Consultant least Ten Thousand Dollars ($10,000) from the Santoro’s proceeds of the sale of the Websites payable in either cash and/or shares; (ii) such payment from Santoro to each Consultant is made pursuant to a written escrow instruction signed by Santoro; and (iii) each of the Consultants provides services to the Registrant for a minimum of four months after March 12, 2010. Each of the Services Agreements also provides for payment of conditional traffic bonus compensation in the form of an additional $10,000 in shares of the Registrant’s common stock, payable to each Consultant, using the 20-day volume weighted average price of the Registrant’s common stock, the 20th day of which shall be the trading day immediately preceding the one year anniversary date of March 12, 2010.  The conditional traffic bonus payment will only be due to each Consultant if, during the next twelve months, the average monthly visitor traffic to the Websites is greater than or equal to 59.13 million monthly page views. The Services Agreement with Matt Fiegl is attached hereto as Exhibit 10.3. The Services Agreement with Graham Frank is attached hereto as Exhibit 10.4. The Services Agreement with Aaron Berck is attached hereto as Exhibit 10.5. The brief descriptions of each of the Services Agreements are not intended to be complete and are qualified in its entirety by reference to the full text of each of the Services Agreements as attached as exhibits.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 for a description of the Agreement, the Put Option Agreement and the Services Agreements.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 for a description of the issuance of shares of the Registrant’s common stock to Santoro pursuant to the Agreement.

On March 12, 2010, the Registrant authorized the issuance of 32,258 shares of the Registrant’s common stock to Andy Robinowitz in exchange for services value at $50,000, or $1.55 per share, the closing price on March 12, 2010. The shares will be issued in a transaction which the Registrant believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 5 of that act and Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

Item 4.01 Changes in Registrant’s Certifying Accountant

On March 15, 2010, the Registrant dismissed Quintanilla Accountancy Corporation (“Quintanilla”) as the Registrant’s principal accountant effective on such date. Quintanilla was the independent registered public accounting firm for the Registrant’s from January 29, 2010, the date of appointment, until March 15, 2010, the date of dismissal. The Registrant engaged Kelly & Company (“Kelly”) as its new principal accountant effective as of March 15, 2010. The decision to change accountants was recommended and approved by the Registrant’s Board of Directors.

 From January 29, 2010, the date of appointment, until March 15, 2010, the date of dismissal, Quintanilla did not issue any reports on the Registrant’s financial statements, and, therefore, there were no resorts issued with adverse opinions or a disclaimer of opinion, and there were no reports issued which were qualified or modified as to uncertainty, audit scope, or accounting principles.

From January 29, 2010, the date of appointment, until March 15, 2010, the date of dismissal, there were no disagreements with Quintanilla on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Quintanilla, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, nor were there any reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

The Registrant engaged Kelly as the Registrant’s new independent accountant as of March 15, 2010.  During fiscal years 2009 and 2008, and the subsequent interim period through March 15, 2010, the Registrant nor anyone on the Registrant’s behalf engaged Kelly regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

The Registrant has made the contents of this Form 8-K available to Quintanilla and requested it to furnish a letter to the Securities and Exchange Commission as to whether Quintanilla agrees or disagrees with, or wishes to clarify the Registrant’s expression of its views. A copy of such letter is attached hereto as Exhibit 16.1.

Item 7.01 Regulation FD Disclosure.

On March 16, 2010, the Registrant intends to issue a press release to announce that the Registrant closed the Agreement with Santoro, as discussed above. A copy of the release is attached as Exhibit 99.1.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01 Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit

10.1	Website and Domain Name Acquisition Agreement with Phil Santoro
10.2	Put Option Agreement with Phil Santoro
10.3	Services Agreement with Matt Fiegl
10.4	Services Agreement with Graham Frank
10.5	Services Agreement with Aaron Berck
16.1	Letter from Quintanilla Accountancy Corporation
99.1	Press Release dated March 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CrowdGather, Inc.

Date: March 15, 2010	By:	/s/ Sanjay Sabnani
Sanjay Sabnani Chief Executive Officer